NUMBER

AMROSE OIL CO.

SHARES

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

AMROSE OIL CO. , transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

BY:

JIM ANDERSON, CEO

Countersigned & Registered

BY: ____________________

Direct Transfer
Morrisville, NC, 27546

CORPORATE
Seal

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Dated:

CORPORATE

Seal